EXHIBIT 5(C) & 8(B)


                             BAKER & McKENZIE
                         Soliciters and Attorneys

                                 Rialto
                                Level 39
                           525 Collins Street
                       Melbourne Vic 3000 Australia
                           G.P.O. Box 2119T
                          Melbourne Vic 3001

Our Ref:  163498/v4/TK/KWG/VLD               5 May 2000



TXU Australia Holdings (Partnership) Limited Partnership
452 Flinders Street
MELBOURNE
VICTORIA 3000

Dear Sirs

INDENTURE (FOR UNSECURED SUBORDINATED DEBT SECURITIES) BETWEEN TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP AND THE BANK OF NEW YORK ("INDENTURE")

Reference is made to the Registration Statement (the "Registration Statement") on Form S-1 to be filed by TXU Australia Holdings (Partnership) Limited Partnership (the "Partnership"), on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of unsecured junior maturing principal securities (the "Securities") of the Partnership in an aggregate offering amount of US$300,000,000.

When used in this opinion, "Relevant Jurisdictions" means the State of Victoria and the Commonwealth of Australia.

All references to time, except where otherwise stated, are references to time in Melbourne, Victoria.

1.   DOCUMENTS


We have examined the following documents:

(a) a copy of the Registration Statement to be filed by the Partnership on or about the date of this legal opinion with the Securities and Exchange Commission;

(b) a copy of an executed power of attorney (the "Power of Attorney") signed by TXU Australia Holdings (AGP) Pty Ltd ;

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(c)  a copy of the Limited Partnership Deed dated January 27,1999 of the
     Partnership;

(d) a copy of the Deed of Amendment to the Partnership Deed dated February 23, 1999 of the Partnership;

(e)  a copy of the Second Deed of Amendment to the Partnership Deed;

(f) the certificate of registration confirming registration of the Partnership as a limited partnership pursuant to the Partnership Act 1958 (Vic);

(g) a legal opinion dated on or about the date of this opinion issued by Worsham, Forsythe & Wooldridge LLP to you in relation to this matter; and

(h) a legal opinion on or about the date of this opinion issued by Thelen Reid & Priest to you in relation to this matter;

(i) a legal opinion dated 3 May 2000 issued by Norton Rose in relation to TXU Australia (LP) No. 1 Limited and TXU Australia (LP) No. 2 Limited, the limited partners of the Partnership.

We have also examined any certificates and corporate and other records and documents of the Partnership and any other matters, documents and records as we have deemed necessary or appropriate for the purpose of rendering this opinion.

2.   ASSUMPTIONS


For the purposes of giving this opinion we have assumed the following:

(a) the authenticity of all seals and signatures and of any duty stamp and marking on all documents examined by us;

(b) the completeness and the conformity to original instruments of all copies submitted to us and that any document submitted to us continues unamended and is in full force and effect;

(c) where the Indenture has been submitted to us in draft or proposed form, it will be duly executed in that form;

(d) that the directors of TXU Australia Holdings (AGP) Pty Ltd properly performed their statutory, common law and equitable duties and that all applicable laws of the Relevant Jurisdictions or of the constitution of TXU Australia Holdings (AGP) Pty Ltd relating to the declaration of directors' interests and the powers of interested directors to vote were duly observed although there is nothing in any minutes of the Board of Directors of TXU Australia Holdings (AGP) Pty Ltd or searches referred to in paragraph 3(c) which would lead us to believe otherwise;

(e) the Power of Attorney has been executed by the persons authorised to execute it and that the persons executing the Power of Attorney hold the offices they are stated to hold on the face of the document although there is nothing in the searches which lead us to believe otherwise;

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(f)  all corporate records and other documents inspected by us are genuine, complete, up-to-date and accurate and no relevant corporate records or documents have been withheld from us, whether deliberately or inadvertently; and

(g) all facts, statements and opinions stated in the documents, certificates, letters, resolutions or opinions and on which we have relied in providing this opinion are and continue to be correct and no relevant matter was withheld from us, whether deliberately or inadvertently;

(h)  the Power of Attorney has not been rescinded, amended, modified or revoked.


3.   QUALIFICATIONS


Our opinion is subject to the following qualifications:

(a) we express no opinion as to any laws or any requirements under any laws other than issues or matters affected by the laws of the Relevant Jurisdictions in force at the date of this opinion. In particular, we have not investigated and express no opinion on or the effect of the laws of the State of New York, U.S.A.;

(b) we express no opinion as to factual matters other than as expressly set out herein and (other than as expressly set out herein) we have not made any independent investigation of applicable facts, but have relied, to the extent we deemed proper, on the completeness and accuracy of statements as to factual matters made by the Partnership or its officers or other representatives of the Partnership, and we are not aware of any facts inconsistent with them;

(c) we have relied on searches of public records on file for the Partnership at the Victorian Office of Fair Trading and Business Affairs and for the partners of the Partnership at the Australian Securities and Investments Commission on May 5, 2000 and May 5, 2000 (Melbourne time) respectively to ascertain, among other things:

     (i)  certain details relating to officeholders in TXU Australia Holdings
          (AGP) Pty Ltd;

     (ii) that the Partnership is registered and existing in Victoria; and

     (iii) that no receiver, liquidator or administrator has been appointed or winding up order made for TXU Australia Holdings (AGP) Pty Ltd.

(d) The records of the Australian Securities and Investments Commission and the Victorian Office of Fair Trading may not be complete or up to date and may not record details of all charges lodged for registration with the


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     Australian Securities and Investments Commission which may be enforceable against a liquidator or administrator;

(e) we have relied, with your consent, on the opinions referred to in paragraph 1(f), (g) and (h).

4.   OPINION


Based on the assumptions and subject to the qualifications set out above, we are of the following opinion:

     (a) Based solely on the searches referred to in paragraph 3(c), the Partnership is a limited partnership validly registered and existing under the laws of the State of Victoria, Australia.

     (b) The Securities will be valid, legal and binding obligations of the Partnership when:

               (1) (i) a meeting or meetings of the Board of Directors of the general partner of the Partnership, TXU Australia Holdings (AGP) Pty Ltd (the "Board"), shall have been held and favorable action shall have been taken at such meeting or meetings to approve and authorize substantially in final form an indenture to be entered into by the Partnership and a trustee and under which the Securities are to be issued (the "Indenture"), (ii) a meeting or meetings of the Board shall have been held and favorable action shall have been taken at such meeting or meetings to authorize the proper officers of the general partner to execute an officer's certificate creating the terms of the Securities and such officers shall have executed such officer's certificate, (iii) the Board or the proper officers of the general partner pursuant to delegated authority from the Board shall have approved and authorized the issuance and sale of the Securities, and
          (iv) the Board or the proper officers of the general partner pursuant to delegated authority from the Board shall have taken such other final action as may be necessary to consummate the authorization of the proposed issuance and sale of the Securities;

               (2) the Indenture and officer's certificate shall have been executed and/or certified, as appropriate, and delivered; and

               (3) the Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Securities of a particular series.

     (c) The statements contained in the Registration Statement under the caption "Material Australian Income Tax Considerations" constitute an accurate description, in general terms, of certain Australian income tax considerations that may be relevant to a holder of the Securities based on the facts and law at the date hereof.


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This opinion is given only on behalf of Baker & McKenzie, Melbourne, Victoria and not on behalf of any other office or associated firm of Baker & McKenzie.

This opinion is addressed to you for your sole benefit and is given at 9.00 am on May 5, 2000 (Melbourne time). This opinion may be filed as an exhibit to the Registration Statement with the Securities and Exchange Commission. This opinion is not to be transmitted to or relied on by any other person or for any other purpose, nor is it otherwise to be quoted or referred to in any other public document or filed with any other governmental agency or other person, in each case without our consent.

Yours faithfully
BAKER & MCKENZIE

/s/ Baker & McKenzie